Exhibit 99
Resideo Announces Third Quarter 2025 Financial Results
•Third quarter net revenue of $1.86 billion, up 2% year-over-year; ADI and Products & Solutions (“P&S”) each grew net revenue 2% year-over-year
•Record high third quarter gross margin was 29.8%, up 110 basis points year-over-year; year-over-year margin expansion achieved at P&S (ten consecutive quarters) and at ADI (six consecutive quarters)
•Record high third quarter net income of $156 million, up 680% year-over-year
•Record high third quarter Adjusted EBITDA(1) of $229 million, up 21% year-over-year
•Rob Aarnes (ADI) and Tom Surran (P&S) to be CEO of their respective companies upon completion of the anticipated separation
•2025 Outlook Update

SCOTTSDALE, Ariz., November 5, 2025 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced financial results for the third quarter ended September 27, 2025.

Third Quarter 2025 Financial Highlights
•Net revenue of $1,864 million, up 2% compared to $1,828 million in third quarter 2024
•Record high net income was $156 million, compared to net income of $20 million in third quarter 2024
•Record high Adjusted EBITDA(1) of $229 million, up 21% compared to $190 million in third quarter 2024
•Fully diluted earnings per share of $0.85 (record high) and $0.07 and Adjusted EPS(1) of $0.89 and $0.59 for third quarter 2025 and third quarter 2024, respectively; $0.89 exceeded the high-end of our outlook range and is a new record high
•Reported cash used by operating activities was $1,571 million. After accounting for the $1,590 million payment made to Honeywell in August 2025 to terminate the Indemnification Agreement, Adjusted cash provided by operations(1) was $19 million.
Management Remarks
“Resideo delivered another strong quarter driven by solid execution, demonstrating the healthy operating fundamentals of our business. In the third quarter, we achieved record-high gross margins, earnings per share, and Adjusted EBITDA, all of which were enabled by continued organic net revenue growth and margin expansion by both the ADI and P&S business segments,” said Jay Geldmacher, Resideo's President and CEO.
“We are excited about the momentum we are generating in the market, with the launch of several new products in the quarter, including our ElitePRO premium smart thermostats that are selling extremely well. We believe our focused execution in 2025 will carry that positive momentum forward and be a tailwind for both companies, under Rob’s and Tom’s executive leadership, when our anticipated separation is expected to be completed in the second half of 2026.”

Products and Solutions Third Quarter 2025 Highlights
•Net revenue was $661 million, up 2% compared to third quarter 2024 and includes an approximate 1% favorable impact from foreign currency
•Gross margin was 43.0%, up 80 basis points compared to third quarter 2024
(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted Cash Provided by Operations, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

•Income from operations was $140 million, compared to $128 million in third quarter 2024
•Adjusted EBITDA(1) was $165 million, or 25.0% of revenue, compared to $157 million, or 24.3% of revenue, in third quarter 2024
P&S delivered net revenue of $661 million in third quarter 2025, up 2% compared to third quarter 2024 and includes an approximate 1% favorable impact from foreign currency. Revenue grew year-over-year across the majority of our product families and sales channels, which more than offset performance of our Air products that were impacted by the softer residential HVAC market. Revenue was driven primarily by price realization and by customer demand for our new products. The retail channel reported strong point of sale volumes, led by demand for our First Alert SC5 connected smoke and carbon monoxide detectors. Growth in the OEM channel was driven by both price and volume. Sales of our BRK products in the electrical distribution channel continue to be strong due to breadth of sales to a wider and more diversified customer base. P&S continued its cadence of introducing new products during the quarter, with the launch of our ElitePRO and X8S premium smart thermostats as well as new security, water, and Energy Star rated indoor air quality products.
Third quarter 2025 gross margin was 43.0%, compared to 42.2% in the prior year, primarily driven by the continued efficient utilization of our manufacturing facilities. Research and development expenses increased $10 million, compared to third quarter 2024, primarily due to planned investments that we believe will drive future growth. Selling, general and administrative expenses decreased $3 million, compared to third quarter 2024, due primarily to cost discipline. Continued operating leverage helped drive operating profit of $140 million or 21.2% of revenue, up from $128 million or 19.8% of revenue in third quarter 2024. Adjusted EBITDA grew 5.1% year-over-year in third quarter 2025 to $165 million, with Adjusted EBITDA margin up 70 basis points in third quarter 2025 to 25.0%.
ADI Global Distribution Third Quarter 2025 Highlights
•Net revenue was $1,203 million, up 2% compared to third quarter 2024. Average daily sales growth was 3% year-over-year. Both metrics benefit from an approximate 1% favorable impact from foreign currency.
•Gross margin was 22.6%, up 130 basis points compared to third quarter 2024
•Income from operations was $56 million, compared to $36 million in third quarter 2024
•Adjusted EBITDA(1) was $92 million, or 7.6% of revenue, compared to $92 million, or 7.8% of revenue, in third quarter 2024

ADI delivered average daily sales growth of 3% year-over-year and net revenue of $1,203 million, up $20 million compared to third quarter 2024. Most product categories grew year-over-year despite less selling days this quarter, versus the same period last year, due to planned store closures for the new ERP system implementation. E-commerce revenue grew 3% year-over-year, giving customers optionality in the omnichannel experience we provide. Exclusive Brands revenue also grew 3% year-over-year driven by positive momentum for our new products.

Gross margin was 22.6%, up 130 basis points compared to third quarter 2024. Margin accretive activities drove the year-over-year increase, including increased cross-selling of Snap One Exclusive Brands sales across the broader ADI customer base and mix benefits from higher e-commerce sales. Selling, general and administrative and research and development expenses combined were $192 million in third quarter 2025, up $15 million compared to prior period due primarily to non-recurring costs associated with the ERP implementation. Operating profit of $56 million for third quarter 2025 increased 56% from $36 million in third quarter 2024. Adjusted EBITDA was $92 million in third quarter 2025, flat versus the third quarter 2024.
Cash Flow and Liquidity
Net cash used by operating activities was $1,571 million in third quarter 2025 compared to $147 million of cash provided by operating activities in the third quarter 2024. After adjusting the reported cash from operations for the $1.59 billion payment made in August 2025 to Honeywell to terminate the Indemnification Agreement, the Adjusted cash provided by operations was $19 million in third quarter 2025. The decrease in cash provided by operations year-over-year is due primarily to the timing of payments and from lower cash collections at ADI. At September 27, 2025, Resideo had cash and cash equivalents of $345 million and total outstanding gross debt of $3.24 billion.

Outlook
The following table summarizes Resideo’s fourth quarter 2025 and updated full year 2025 outlook:

($ in millions, except per share data)	Q4 2025	2025
Net revenue	$1,853 - $1,893	$7,430 - $7,470
Non-GAAP Adjusted EBITDA	$211 - $225	$818 - $832
Non-GAAP Adjusted Earnings Per Share	$0.42 - $0.52	$2.57 - $2.67
Non-GAAP Adjusted Cash Provided by Operations(2)		$410 - $450
(2) Excludes one-time $1,590 million payment made to Honeywell to terminate the Indemnification Agreement in August 2025.
Conference Call and Webcast Details
Resideo will hold a conference call with investors on November 5, 2025, at 5:00 p.m. ET. The webcast can be accessed at https://investor.resideo.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Strategic Finance	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the fourth quarter 2025 and full year 2025, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions, including Snap One, and our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (7) risks related to our anticipated separation of Resideo Technologies' Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, including the timing thereof and that we may experience operational or other disruptions as a result of the separation and the planning therefor, and (8) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G thereunder. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted Cash Provided by Operations for the fourth quarter of 2025 and for the fiscal period ending December 31, 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. However, for the fourth quarter of 2025 and full year 2025 respectively, we anticipate the following expenses in our GAAP to non-GAAP reconciliation: depreciation and amortization of $52 million and $197 million, interest expense, net of $48 million and $134 million, and stock-based compensation expense of $15 million and $58 million.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q3 2025				YTD 2025
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$661	$1,203	$—	$1,864	$1,976	$3,601	$—	$5,577
Cost of goods sold	377	931	—	1,308	1,137	2,804	—	3,941
Gross profit	284	272	—	556	839	797	—	1,636
Research and development expenses	33	11	—	44	92	28	—	120
Selling, general and administrative expenses	104	181	39	324	309	533	107	949
Intangible asset amortization	7	24	—	31	19	70	2	91
Restructuring, impairment and extinguishment costs	—	—	3	3	1	5	3	9
Income (loss) from operations	$140	$56	$(42)	$154	$418	$161	$(112)	$467

	Q3 2024				YTD 2024
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$645	$1,183	$—	$1,828	$1,895	$3,008	$—	$4,903
Cost of goods sold	373	931	—	1,304	1,118	2,414	—	3,532
Gross profit	272	252	—	524	777	594	—	1,371
Research and development expenses	23	—	—	23	69	—	—	69
Selling, general and administrative expenses	107	177	33	317	307	397	124	828
Intangible asset amortization	6	22	1	29	18	31	2	51
Restructuring, impairment and extinguishment costs	8	17	4	29	13	19	15	47
Income (loss) from operations	$128	$36	$(38)	$126	$370	$147	$(141)	$376

	Q3 2025 % change compared with prior period				YTD 2025 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	2%	2%	N/A	2%	4%	20%	N/A	14%
Cost of goods sold	1%	—%	N/A	—%	2%	16%	N/A	12%
Gross profit	4%	8%	N/A	6%	8%	34%	N/A	19%
Research and development expenses	43%	N/A	N/A	91%	33%	N/A	N/A	74%
Selling, general and administrative expenses	(3)%	2%	18%	2%	1%	34%	(14)%	15%
Intangible asset amortization	17%	9%	(100)%	7%	6%	126%	—%	78%
Restructuring, impairment and extinguishment costs	(100)%	(100)%	(25)%	(90)%	(92)%	(74)%	(80)%	(81)%
Income (loss) from operations	9%	56%	11%	22%	13%	10%	(21)%	24%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue	$1,864	$1,828	$5,577	$4,903
Cost of goods sold	1,308	1,304	3,941	3,532
Gross profit	556	524	1,636	1,371
Operating expenses:
Research and development expenses	44	23	120	69
Selling, general and administrative expenses	324	317	949	828
Intangible asset amortization	31	29	91	51
Restructuring, impairment and extinguishment costs	3	29	9	47
Total operating expenses	402	398	1,169	995
Income from operations	154	126	467	376
Indemnification Agreement expense (1)	—	45	972	135
Other expenses, net	7	10	22	10
Interest expense, net	37	27	86	55
Net income (loss) before taxes	110	44	(613)	176
Provision (benefit) for income taxes	(46)	24	50	83
Net income (loss)	156	20	(663)	93
Less: preferred stock dividends	9	8	26	10
Less: undistributed income allocated to preferred stockholders	16	1	—	4
Net income (loss) available to common stockholders	$131	$11	$(689)	$79

Earnings (loss) per common share:
Basic	$0.88	$0.07	$(4.62)	$0.54
Diluted	$0.85	$0.07	$(4.62)	$0.53

Weighted average common shares outstanding:
Basic	149	147	149	146
Diluted	154	149	149	149
(1) Represents the expense incurred pursuant to the Indemnification Agreement, which, prior to its termination, had an annual cash payment cap of $140 million. The following table summarizes information concerning the Indemnification Agreement:

	Three Months Ended		Nine Months Ended
(in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Accrual for Indemnification Agreement liabilities deemed probable and reasonably estimable	$—	$45	$972	$135
Cash payments made to Honeywell prior to the third quarter of 2025	—	(35)	(70)	(105)
Indemnification Agreement non-GAAP adjustment	$—	$10	$902	$30

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	September 27, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$345	$692
Accounts receivable, net	1,147	1,023
Inventories, net	1,328	1,237
Other current assets	252	220
Total current assets	3,072	3,172

Property, plant and equipment, net	433	410
Goodwill	3,122	3,072
Intangible assets, net	1,113	1,176
Other assets	448	369
Total assets	$8,188	$8,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,037	$1,073
Accrued liabilities	595	717
Total current liabilities	1,632	1,790

Long-term debt	3,169	1,983
Non-current obligations payable under the Indemnification Agreement	—	583
Other liabilities	616	534
Total liabilities	5,417	4,890

Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at September 27, 2025 and December 31, 2024	482	482
Common stock, $0.001 par value: 700 shares authorized, 157 and 150 shares issued and outstanding at September 27, 2025, respectively, and 154 and 147 shares issued and outstanding at December 31, 2024, respectively	—	—
Additional paid-in capital	2,375	2,315
Retained earnings	218	907
Accumulated other comprehensive loss, net	(168)	(284)
Treasury stock at cost	(136)	(111)
Total stockholders’ equity	2,771	3,309
Total liabilities and stockholders’ equity	$8,188	$8,199

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash Flows From Operating Activities:
Net (loss) income	$156	$20	$(663)	$93
Adjustments to reconcile net (loss) income to net cash in operating activities:
Depreciation and amortization	49	46	145	98
Restructuring, impairment and extinguishment costs	3	29	9	47
Stock-based compensation expense	13	15	43	44
Other, net	(9)	6	(1)	5
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(16)	(22)	(101)	(79)
Inventories, net	(71)	(9)	(67)	(13)
Other current assets	(9)	6	(35)	15
Accounts payable	(66)	31	(58)	62
Accrued liabilities	(70)	13	3	(65)
Obligations payable under the Indemnification Agreement	(1,625)	10	(723)	30
Other, net	74	2	12	4
Net cash (used in) provided by operating activities	(1,571)	147	(1,436)	241
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	—	—	(1,334)
Capital expenditures	(28)	(22)	(79)	(58)
Other investing activities, net	—	—	—	6
Net cash used in investing activities	(28)	(22)	(79)	(1,386)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net	1,198	594	1,198	1,176
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	482
Repayments of long-term debt	(1)	(596)	(3)	(602)
Acquisition of treasury shares to cover stock award tax withholding	(7)	(5)	(23)	(14)
Preferred stock dividend payments	(9)	(3)	(26)	(3)
Other financing activities, net	11	1	13	4
Net cash provided by financing activities	1,192	(9)	1,159	1,043
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1)	2	9	(3)
Net decrease in cash, cash equivalents and restricted cash	(408)	118	(347)	(105)
Cash, cash equivalents and restricted cash at beginning of period	754	414	693	637
Cash, cash equivalents and restricted cash at end of period	$346	$532	$346	$532

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Net (loss) income	$156	$20	$(663)	$93
Less: preferred stock dividends	9	8	26	10
Less: undistributed income allocated to preferred stockholders	16	1	—	4
GAAP Net (loss) income available to common stockholders	131	11	(689)	79
Indemnification Agreement non-GAAP adjustment (1)	—	10	902	30
Intangible asset amortization	31	29	91	51
Undistributed income allocated to preferred stockholders	16	1	—	4
Stock-based compensation expense	13	15	43	44
Acquisition and integration costs	4	3	8	37
Business separation costs	4	—	4	—
Restructuring, impairment and extinguishment costs	3	29	9	47
One-time tax impact of Indemnification Agreement	(57)	—	(15)	—
Other (2)	9	16	23	17
Tax effect of applicable non-GAAP adjustments (3)	(17)	(26)	(45)	(58)
Non-GAAP Adjusted net income	$137	$88	$331	$251

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Net (loss) income per diluted common share	$0.85	$0.07	$(4.62)	$0.53
Indemnification Agreement non-GAAP adjustment (1)	—	0.07	5.93	0.20
Intangible asset amortization	0.20	0.19	0.60	0.34
Undistributed income allocated to preferred stockholders	0.10	0.01	—	0.03
Stock-based compensation expense	0.08	0.10	0.28	0.30
Impact of incremental dilutive shares	—	—	0.09	—
Acquisition and integration costs	0.03	0.02	0.05	0.25
Business separation costs	0.03	—	0.03	—
Restructuring, impairment and extinguishment costs	0.02	0.19	0.06	0.32
One-time tax impact of Indemnification Agreement	(0.37)	—	(0.10)	—
Other (2)	0.05	0.11	0.14	0.11
Tax effect of applicable non-GAAP adjustments (3)	(0.10)	(0.17)	(0.28)	(0.39)
Non-GAAP Adjusted net income per diluted common share	$0.89	$0.59	$2.18	$1.69
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, Other includes net periodic pension costs excluding service costs and foreign exchange transaction (gains)/losses. For 2024 periods, Other includes loss on sale of assets, litigation settlement, gain on sale of investments, foreign exchange transaction (gains)/losses, and inventory adjustment related to the Snap One acquisition.
(3)In calculating the tax effect of relevant non-GAAP adjustments, we applied a flat statutory tax rate of 25% for all adjustments prior to 2025. Beginning in 2025, we adjusted our methodology to exclude the tax effect of adjustments that are non-deductible or non-taxable; however, we did not recast historical data. The impact of this change on non-GAAP adjusted net income available to common shareholders and non-GAAP adjusted net income per diluted common share would have resulted in an increase of $3 million and $0.03, respectively, for the three months ended September 28, 2024 and an increase of $8 million and $0.06, respectively, for the nine months ended September 28, 2024.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue	$1,864	$1,828	$5,577	$4,903

GAAP Net (loss) income	$156	$20	$(663)	$93
GAAP Net (loss) income as a % of net revenue	8.4%	1.1%	(11.9)%	1.9%
Provision for income taxes	(46)	24	50	83
GAAP (Loss) income before taxes	110	44	(613)	176
Indemnification Agreement non-GAAP adjustment (1)	—	10	902	30
Depreciation and amortization	49	46	145	98
Interest expense, net	37	27	86	55
Stock-based compensation expense	13	15	43	44
Acquisition and integration costs	4	3	8	37
Business separation costs	4	—	4	—
Restructuring, impairment and extinguishment costs	3	29	9	47
Other (2)	9	16	23	17
Non-GAAP Adjusted EBITDA	$229	$190	$607	$504
Non-GAAP Adjusted EBITDA as a % of net revenue	12.3%	10.4%	10.9%	10.3%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, Other includes net periodic pension costs excluding service costs and foreign exchange transaction (gains)/losses. For 2024 periods, Other includes loss on sale of assets, litigation settlement, gain on sale of investments, foreign exchange transaction (gains)/losses, and inventory adjustment related to the Snap One acquisition.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue	$661	$645	$1,976	$1,895

GAAP Income from operations	$140	$128	$418	$370
GAAP Income from operations as a % of net revenue	21.2%	19.8%	21.2%	19.5%
Stock-based compensation expense	5	5	14	15
Restructuring expenses	—	8	1	13
Other (1)	—	—	—	4
Non-GAAP Adjusted Income from Operations	$145	$141	$433	$402

Depreciation and amortization	20	16	57	51
Non-GAAP Adjusted EBITDA	$165	$157	$490	$453
Non-GAAP Adjusted EBITDA as a % of net revenue	25.0%	24.3%	24.8%	23.9%
(1)For 2024 periods, other includes litigation settlements.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue	$1,203	$1,183	$3,601	$3,008

GAAP Income from operations	$56	$36	$161	$147
GAAP Income from operations as a % of net revenue	4.7%	3.0%	4.5%	4.9%
Stock-based compensation expense	5	4	14	9
Acquisition and integration costs	3	2	7	6
Restructuring expenses	—	17	5	19
Other (1)	—	5	—	5
Non-GAAP Adjusted Income from Operations	$64	$64	$187	$186

Depreciation and amortization	28	28	84	41
Non-GAAP Adjusted EBITDA	$92	$92	$271	$227
Non-GAAP Adjusted EBITDA as a % of net revenue	7.6%	7.8%	7.5%	7.5%
(1)For 2024 periods, other includes inventory adjustment related to the Snap One acquisition.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CASH PROVIDED BY OPERATIONS AND
ADJUSTED FREE CASH FLOW COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

(in millions)	Three Months Ended September 27, 2025	Nine Months Ended September 27, 2025
Net cash used in operating activities	$(1,571)	$(1,436)
One-time payment to terminate the Indemnification Agreement	1,590	1,590
Non-GAAP adjusted cash provided by operations	$19	$154